Exhibit 99.1

W. R. Berkley Corporation	NEWS RELEASE
475 Steamboat Road
Greenwich, Connecticut 06830
(203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000
W. R. BERKLEY CORPORATION REPORTS SECOND QUARTER RESULTS
Book Value per Share up 4%
     Greenwich, CT, July 25, 2011 — W. R. Berkley Corporation (NYSE: WRB) today reported net income for the second quarter of 2011 of $83 million, or 56 cents per share, compared with $110 million, or 70 cents per share, for the second quarter of 2010.
Summary Financial Data
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2011	2010	2011	2010
Gross premiums written	$1,245,276	$1,113,469	$2,515,134	$2,239,589
Net premiums written	1,057,415	961,354	2,140,718	1,945,304

Net income	83,082	110,207	199,569	228,817
Net income per diluted share	0.56	0.70	1.35	1.44

Operating income (1)	68,746	102,758	166,443	217,525
Operating income per diluted share	0.46	0.65	1.13	1.37

(1)	Operating income is a non-GAAP financial measure defined by the Company as net income excluding net investment gains and losses.

W. R. Berkley Corporation	Page 2
Second quarter highlights included:
•	Book value per share increased 4% to $27.77.

•	Average premium rate increases approached 2%.

•	Net premiums written increased 10%.

•	GAAP combined ratio was 101.1% including catastrophe losses and 94.9% excluding catastrophe losses.

•	The Company repurchased 1.1 million shares of common stock at an average cost of $31.80 per share and an aggregate cost of $36 million.
     Commenting on the Company’s performance, William R. Berkley, chairman and chief executive officer, said: “We were pleased with our results for the quarter in spite of the level of catastrophic activity. With both rising prices and increased volume, we maintain our positive view for improving rates in the commercial insurance market. Our newer ventures continue to be the significant driver of our growth. Our balance sheet reflects a cautious outlook as to inflation and general industry claim trends.
     “Today, as in the past, cyclical change in the insurance industry begins gradually. Price increases vary by line and geographic territory. At the moment, while rate increases are definitively positive, loss costs are also increasing. We anticipate accelerating rate increases as the year progresses.
     “Investment returns have held up well, given the current interest rate environment. We are able to forego immediate liquidity in our portfolio due to the nature of our liabilities. This allows us to purchase high quality securities with better than market yields. Our investments in partnerships and private investments have contributed to our improving returns.
     “Our book value increased by four percent in the quarter. We continue to be optimistic about our results for the foreseeable future,” Mr. Berkley concluded.

W. R. Berkley Corporation	Page 3
Webcast Conference Call
     The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Tuesday, July 26, 2011 at 9:00 a.m. eastern time. The conference call will be webcast live on the Company’s website at www.wrberkley.com. A recording of the call will be available on the Company’s website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
     Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.
Forward Looking Information
This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2011 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, real estate, merger arbitrage and private equity investments; the impact of significant competition; the potential impact of the economic downturn, and any legislative, regulatory, accounting or other initiatives taken in response to it, on our results and financial condition; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Programs Reauthorization Act of 2007; the ability of our reinsurers to pay reinsurance recoverables owed to us; foreign currency and political risks relating to our international operations; other legislative and regulatory developments, including those related to business practices in the insurance industry; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; our ability to attract and retain qualified employees; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2011 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our net premiums written and management fees would not necessarily result in commensurate levels of underwriting and operating profits. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
# # #

W. R. Berkley Corporation	Page 4
Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2011	2010	2011	2010
Revenues:
Net premiums written	$1,057,415	$961,354	$2,140,718	$1,945,304
Change in unearned premiums	(40,171)	(13,226)	(140,977)	(66,615)

Net premiums earned	1,017,244	948,128	1,999,741	1,878,689
Net investment income	149,072	129,731	295,198	273,292
Insurance service fees	25,035	20,390	47,208	41,875
Net investment gains:
Net realized gains on investment sales	23,290	11,534	52,574	20,028
Other-than-temporary impairments	(400)	—	(400)	(2,582)

Net investment gains	22,890	11,534	52,174	17,446

Revenues from wholly-owned investees	56,134	52,929	110,021	104,505
Other income	574	356	958	808

Total revenues	1,270,949	1,163,068	2,505,300	2,316,615

Expenses:
Losses and loss expenses	674,276	570,475	1,281,371	1,120,448
Other operating costs and expenses	402,359	370,823	787,190	738,790
Expenses from wholly-owned investees	55,855	49,934	109,671	98,908
Interest expense	28,132	26,014	56,249	52,055

Total expenses	1,160,622	1,017,246	2,234,481	2,010,201

Income before income taxes	110,327	145,822	270,819	306,414
Income tax expense	(27,309)	(35,598)	(71,309)	(77,409)

Net income before noncontrolling interests	83,018	110,224	199,510	229,005
Noncontrolling interests	64	(17)	59	(188)

Net income to common stockholders	$83,082	$110,207	$199,569	$228,817

Net income per share:
Basic	$0.59	$0.73	$1.41	$1.50

Diluted	$0.56	$0.70	$1.35	$1.44

Average shares outstanding:
Basic	141,637	151,215	141,408	152,324
Diluted	147,677	157,461	147,614	158,539

W. R. Berkley Corporation	Page 5
Operating Results by Segment
(Amounts in thousands, except ratios (1)(2))

	Second Quarter		Six Months
	2011	2010	2011	2010
Specialty:
Gross premiums written	$473,849	$404,407	$889,579	$747,339
Net premiums written	405,433	342,275	763,550	644,203
Premiums earned	349,943	316,513	680,150	629,466
Pre-tax income	77,564	75,177	167,933	150,847
Loss ratio	60.6%	57.2%	57.5%	57.6%
Expense ratio	31.9%	32.7%	32.8%	33.2%
GAAP combined ratio	92.5%	89.9%	90.3%	90.8%

Regional:
Gross premiums written	$280,841	$286,711	$579,682	$589,352
Net premiums written	260,579	258,543	540,203	530,575
Premiums earned	266,764	266,629	528,281	530,298
Pre-tax income (loss)	(15,579)	25,505	9,319	67,469
Loss ratio	77.6%	62.2%	70.1%	59.7%
Expense ratio	36.3%	35.5%	36.2%	35.5%
GAAP combined ratio	113.9%	97.7%	106.3%	95.2%

Alternative Markets:
Gross premiums written	$178,792	$146,599	$433,639	$387,950
Net premiums written	121,819	117,092	322,373	327,497
Premiums earned	148,999	155,227	297,336	310,012
Pre-tax income	41,579	45,571	83,209	96,556
Loss ratio	72.2%	65.2%	72.4%	64.9%
Expense ratio	27.4%	26.0%	26.7%	25.8%
GAAP combined ratio	99.6%	91.2%	99.1%	90.7%

Reinsurance:
Gross premiums written	$106,866	$114,646	$219,430	$221,015
Net premiums written	99,550	107,633	205,904	206,404
Premiums earned	105,836	105,632	211,314	205,190
Pre-tax income	25,361	30,157	50,723	64,577
Loss ratio	58.8%	55.7%	60.7%	53.1%
Expense ratio	42.0%	41.0%	40.6%	42.4%
GAAP combined ratio	100.8%	96.7%	101.3%	95.5%

International:
Gross premiums written	$204,928	$161,106	$392,804	$293,933
Net premiums written	170,034	135,811	308,688	236,625
Premiums earned	145,702	104,127	282,660	203,723
Pre-tax income	11,511	6,586	14,026	6,959
Loss ratio	58.7%	61.1%	62.5%	64.4%
Expense ratio	41.1%	41.2%	40.1%	42.4%
GAAP combined ratio	99.8%	102.3%	102.6%	106.8%

W. R. Berkley Corporation	Page 6
Operating Results by Segment (Continued)
(Amounts in thousands, except ratios (1)(2))

	Second Quarter		Six Months
	2011	2010	2011	2010
Corporate and Eliminations:
Net investment gains	$22,890	$11,534	$52,174	$17,446
Interest expense	(28,132)	(26,014)	(56,249)	(52,055)
Other revenues and expenses (3)	(24,867)	(22,694)	(50,316)	(45,385)
Pre-tax loss	(30,109)	(37,174)	(54,391)	(79,994)

Consolidated:
Gross premiums written	$1,245,276	$1,113,469	$2,515,134	$2,239,589
Net premiums written	1,057,415	961,354	2,140,718	1,945,304
Premiums earned	1,017,244	948,128	1,999,741	1,878,689
Pre-tax income	110,327	145,822	270,819	306,414
Loss ratio	66.3%	60.2%	64.1%	59.6%
Expense ratio	34.8%	34.2%	34.7%	34.6%
GAAP combined ratio	101.1%	94.4%	98.8%	94.2%

(1)	Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2)	For the second quarters of 2011 and 2010, catastrophe losses were $63 million and $30 million, respectively. These amounts are net of reinsurance coverage and reinstatement premiums. Catastrophe losses in the second quarter of 2011 were primarily a result of severe weather events that occurred in the U.S. in April and May, including multiple tornados and hail storms. For the first six months of 2011 and 2010, catastrophe losses were $88 million and $53 million, respectively.

(3)	Other revenues and expenses include corporate investment income, expenses not allocated to the business segments and revenues and expenses from investments in wholly-owned, non-insurance subsidiaries that are consolidated for financial reporting purposes.

W. R. Berkley Corporation	Page 7
Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	June 30, 2011	December 31, 2010
Net invested assets (1)	$14,251,620	$13,918,768
Total assets	18,195,124	17,528,547
Reserves for losses and loss expenses	9,195,675	9,016,549
Senior notes and other debt	1,501,739	1,500,419
Junior subordinated debentures	242,893	242,784
Common stockholders’ equity (2)(3)	3,912,807	3,702,876
Common stock outstanding (3)	140,911	141,010
Common stockholders’ equity per share (3)	27.77	26.26

(1)	Net invested assets include investments, cash investments and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(2)	After-tax unrealized investment gains were $388 million and $335 million as of June 30, 2011 and December 31, 2010, respectively. Unrealized currency translation losses were $33 million and $42 million as of June 30, 2011 and December 31, 2010, respectively.

(3)	During 2011, the Company repurchased 1.1 million shares of common stock at an average cost of $31.80 per share and an aggregate cost of $36 million.

W. R. Berkley Corporation	Page 8
Supplemental Information
(Amounts in thousands)

	Second Quarter		Six Months
	2011	2010	2011	2010
Reconciliation of operating income to net income:
Operating income (1)	$68,746	$102,758	$166,443	$217,525
Investment gains, net of tax	14,336	7,449	33,126	11,292

Net income	$83,082	$110,207	$199,569	$228,817

Return on equity (2)	9.0%	12.3%	10.8%	12.7%

Cash flow from operations	$160,949	$129,511	$216,392	$186,670

Other operating costs and expenses:
Underwriting expenses	$353,814	$324,599	$692,999	$650,202
Service expenses	19,562	18,411	36,891	36,955
Net foreign currency (gains) losses	9	1,316	529	(3,711)
Other costs and expenses	28,974	26,497	56,771	55,344

Total	$402,359	$370,823	$787,190	$738,790

(1)	Operating income is a non-GAAP financial measure defined by the Company as net income excluding net investment gains and losses. Management believes that excluding net investment gains and losses, which are often discretionary and frequently relate to economic factors, provides a useful indicator of trends in the Company’s underlying operations.

In 2011, the Company modified its definition of operating income to include income and losses from investment funds, which had previously been excluded. Operating income for prior periods has been modified to conform to this definition. For the second quarters of 2011 and 2010, income from investment funds was $17.0 million and $1.5 million, respectively. For the first six months of 2011 and 2010, income from investment funds was $31.5 million and $6.3 million, respectively.

(2)	Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

W. R. Berkley Corporation	Page 9
Investment Portfolio
June 30, 2011
(Amounts in thousands)

	Carrying	Percent
	Value	of Total
Fixed maturity securities:
United States government and government agencies	$1,177,289	8.3%

State and municipal:
Special revenue	2,129,715	14.9%
Pre-refunded	1,419,472	10.0%
State general obligation	996,628	7.0%
Local general obligation	415,706	2.9%
Corporate backed	499,179	3.5%

Total state and municipal (1)	5,460,700	38.3%

Mortgage-backed securities:
Agency	1,104,024	7.7%
Residential — Prime	266,080	1.9%
Residential — Alt A	50,536	0.4%
Commercial	56,098	0.4%

Total mortgage-backed securities	1,476,738	10.4%

Corporate:
Industrial	1,211,591	8.5%
Financial	775,776	5.4%
Utilities	205,924	1.4%
Asset-backed	308,666	2.2%
Other	112,323	0.8%

Total corporate	2,614,280	18.3%

Foreign government and foreign government agencies	550,502	3.8%

Total fixed maturity securities (1)	11,279,509	79.1%

Equity securities available for sale:
Common stocks	348,259	2.5%
Preferred stocks
Financial	92,582	0.7%
Real estate	26,199	0.2%
Utilities	44,012	0.3%

Total equity securities available for sale	511,052	3.7%

Cash and cash equivalents (2)	951,214	6.7%
Arbitrage trading account	474,787	3.3%
Investment in arbitrage funds	59,728	0.4%
Investment funds	545,794	3.8%
Loans receivable	311,663	2.2%
Real estate	117,873	0.8%

Net invested assets	$14,251,620	100.0%

(1)	For state and municipal securities, the average rating was AA and the average duration was 3.8 years. For total fixed maturity securities, the average rating was AA and the average duration was 3.5 years.

(2)	Includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.